Exhibit 28 (h) 19 under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

Agreement for Administrative Services
EXHIBIT 1
This contract is for federated funds only.
(revised as of 1/31/11)
CONTRACT
DATE                      INVESTMENT COMPANY

6/1/08                      Federated Asset Allocation Fund (formerly Federated Stock and Bond Fund)
6/1/08                                           Class A Shares
6/1/08                                           Class B Shares
6/1/08                                           Class C Shares
6/1/08                                           Class R Shares
3/1/09                                           Institutional Shares